UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 13, 2020

The Kraft Heinz Company
(Exact name of registrant as specified in its charter)

Delaware	001-37482	46-2078182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania 15222
(Address of principal executive offices, including zip code)

(412) 456-5700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, $0.01 par value	KHC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
The Kraft Heinz Company (“we,” “us,” and “our”) is filing this Current Report on Form 8-K (the “Form 8-K”) to reflect changes to the presentation of our financial information as set forth in our Annual Report on Form 10-K for the fiscal year ended December 28, 2019 (the “2019 Form 10-K”), as filed with the Securities and Exchange Commission (the “SEC”) on February 14, 2020, in order to give effect to a change in our segment reporting.
As previously disclosed in our Quarterly Report on Form 10-Q for the period ended March 28, 2020 (as filed with the SEC on May 1, 2020), effective in the first quarter of our fiscal year 2020, our internal reporting and reportable segments changed. We moved our Puerto Rico business from the Latin America zone to the United States zone to consolidate and streamline the management of our product categories and supply chain. We also combined our Europe, Middle East, and Africa (“EMEA”), Latin America, and Asia Pacific (“APAC”) zones to form the International zone as a result of certain previously announced organizational changes. Therefore, effective in the first quarter of 2020, we manage and report our operating results through three reportable segments defined by geographic region: United States, International, and Canada. All prior period information has been recast to reflect this change in reportable segments. This Form 8-K will permit us to incorporate the recast financial statements by reference, or otherwise, in future SEC filings. The information in this Form 8-K is not an amendment to the 2019 Form 10-K or a restatement of the financial statements included therein.
This Form 8-K updates and supersedes the information in the following sections of our 2019 Form 10-K to reflect retrospective application of our segment change to conform to the new segment presentation:
•Part I. Item 1, Business.
•Part I. Item 2, Properties.
•Part II. Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations.
•Part II. Item 8, Financial Statements and Supplementary Data.
In our Quarterly Reports on Form 10-Q for the periods ended March 28, 2020, June 27, 2020, and September 26, 2020 (the “2020 Form 10-Qs”), we adjusted the unaudited condensed consolidated financial statements for the three months ended March 30, 2019, for the three and six months ended June 29, 2019, and for the three and nine months ended September 28, 2019, respectively, to reflect the retrospective application of our segment change.
No items in the 2019 Form 10-K other than those identified above are being updated by this Form 8-K. Information in the 2019 Form 10-K is generally stated as of December 28, 2019 and this Form 8-K does not reflect any subsequent information or events other than the change in segment reporting noted above. Without limiting the foregoing, this Form 8-K does not purport to update Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the 2019 Form 10-K for any information, uncertainties, transactions, risks, events, or trends occurring, or known to management, other than the events described above. For a discussion of events and developments subsequent to the filing of the 2019 Form 10-K, please refer to our SEC filings since that date. More current information is contained in the 2020 Form 10-Qs and our other filings with the SEC after February 14, 2020.
This Form 8-K should be read in conjunction with the 2019 Form 10-K, the 2020 Form 10-Qs, and any other documents we have filed with the SEC subsequent to February 14, 2020.

Item 9.01. Financial Statements and Exhibits.

(d) The exhibits to this Current Report on Form 8-K are as follows:

Exhibit No.	Description
23.1	Consent of PricewaterhouseCoopers LLP.
99.1	Updated portions of The Kraft Heinz Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019.
104	The cover page of The Kraft Heinz Company’s Current Report on Form 8-K dated November 13, 2020, formatted in iXBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Kraft Heinz Company

Date: November 13, 2020	By:	/s/ Paulo Basilio
Paulo Basilio
Global Chief Financial Officer

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